ULURU NEWS

Contact: Company
Renaat Van den Hooff
President & CEO
Terry K. Wallberg
Vice President & CFO
(214) 905-5145

ULURU INC.

REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

Addison, Texas, May 15, 2009; ULURU Inc. (NYSE AMEX: ULU) today announced its financial results for the first quarter ended March 31, 2009.  The Company reported a net loss of $3.1 million, or $0.05 per share, compared with a net loss of $1.8 million, or $0.03 per share, for the same period last year.  At March 31, 2009, the Company held cash and cash equivalents of $5.1 million, compared with $7.6 million at December 31, 2009.

Commenting on the financial results Renaat Van den Hooff, President and CEO stated, “The increase in operating expenses continues to be driven by costs associated with our sales and marketing efforts for Altrazeal™ and the regulatory and clinical development costs of Altrazeal™ Silver and Altrazeal™ Collagen”.  Our recent accomplishments related to the Altrazeal™ wound care portfolio include:

•	The first published article on Altrazeal™ in human use appeared in “International Wound Journal”, a peer-reviewed publication (Press release May 5, 2009).
•	There were 3 oral presentations and 20 posters published during the first four months of 2009 at several major Wound Care Conferences (DFCon, APWCA, and SAWC).
•	We obtained a temporary reimbursement (HCPCS) code for Altrazeal™.

Mr. Van den Hooff continued, “Despite the great clinical results we have experienced, we recognize that the selling cycle is taking longer than we originally expected. This has led us to refocus our sales strategy on specific sites of care. In parallel we have implemented cost improvement measures, including headcount reductions, in order to reduce our operating expenses moving forward. We are also continuing in our efforts to complete the acquisition of York Pharma plc. The strategic importance of creating a larger company with an established revenue base will enable ULURU to accelerate growth and position us to build shareholder value”.

Operating Results

Revenue for the first quarter of 2009 was $169,000, compared to $256,000 for the first quarter of 2008.  The decrease of approximately $87,000 in revenue from the first quarter of 2008 compared to the first quarter of 2009 was due to a $166,000 product order in 2008 for Aphthasol® that did not reoccur in 2009.  This revenue decrease was partially offset by increases of $32,000 in Altrazeal product sales, $32,000 in sponsored research, $11,000 in OraDisc™ related licensing fees, and $4,000 in Zindaclin® royalties

Research and development expenses for the first quarter of 2009 were $775,000, including $42,000 in share-based compensation, compared to $875,000, including $36,000 in share-based compensation, for the first quarter of 2008.  The decrease of approximately $100,000 in research and development expenses was primarily due to lower development costs of $169,000 associated with our Altrazeal™ related wound care products and decreased costs of $10,000 associated with the clinical studies for Altrazeal™ and Altrazeal™ Silver.  These decreases were partially offset by an increase in regulatory expenses of $88,000 associated with consultants engaged for our regulatory filings for Altrazeal™ related products.

Selling, general and administrative expenses for the first quarter of 2009 were $2.2 million, including $759,000 in share-based compensation, compared to $0.9 million, including $172,000 in share-based compensation, for the first quarter of 2008.  The increase of approximately $1.3 million in selling, general and administrative expenses in 2009 was primarily due to costs associated with our sales and marketing efforts of approximately $600,000, distribution services of approximately $120,000, and a net increase of approximately $458,000 in compensation costs.  The net increase in compensation cost includes approximately $519,000 of share-based compensation expense after giving effect to certain vesting accelerations of stock options and restricted stock which were partially offset by certain stock option forfeitures and by savings of $77,000 relating to benefit forfeitures pursuant to the Separation Agreement with our former chief executive officer.  Other factors affecting the cost increase were additional expenses of $82,000 for legal services associated with our patent filings and $70,000 for legal expense associated with SEC filings, employment matters, and trademark filings.

Interest and miscellaneous income for the first quarter of 2009 was $15,000 as compared to $125,000 for the first quarter of 2008.  The decrease of approximately $110,000 is attributable to a decrease in interest income due to lower cash balances and interest yields in 2009.

About ULURU Inc.:
ULURU Inc. is a specialty pharmaceutical company focused on the development of a portfolio of wound management and oral care products to provide patients and consumers improved clinical outcomes through controlled delivery utilizing its innovative Nanoflex™ Aggregate technology and OraDisc™ transmucosal delivery system. For further information about ULURU Inc., please visit our website at www.uluruinc.com.  For further information about Altrazeal™, please visit our website at www.altrazeal.com.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, including but not limited to statements made relating to future financial performance of ULURU Inc. (the "Company"), development of a silver containing product, the expected publication of articles and posters, the effect of cost-savings programs, the launch of additional products, and the proposed acquisition of York Pharma, plc.  When used in this press release, the words "may," "targets," "goal," "could," "should," "would," "believe," "feel," "expects," "confident," "anticipate," "estimate," "intend," "plan," "potential" and similar expressions may be indicative of forward-looking statements including without limitation statements relating to the progress of our technology, clinical and regulatory results for our products, advantages of our products, and the benefits of the York Pharma plc acquisition.  These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.   These statements are subject to numerous risks and uncertainties, including but not limited to the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed by us with the Securities and Exchange Commission.

ULURU Inc.
SUMMARY OF RESULTS

STATEMENTS OF OPERATIONS DATA

	Three Months Ended March 31,
	2009		2008
REVENUES
License fees		$24,651		$13,771
Royalty income		79,245		75,574
Product sales		32,643		166,473
Other		32,190		---
Total Revenues		168,729		255,818

COSTS AND EXPENSES
Cost of goods sold		6,077		137,614
Research and development		775,418		875,216
Selling, general and administrative		2,224,619		893,235
Amortization		266,267		269,185
Depreciation		32,571		20,272
Total Costs and Expenses		3,304,952		2,195,522

OPERATING (LOSS)		(3,136,223)		(1,939,704)

Other Income (Expense)
Interest and miscellaneous income		14,554		125,045
Interest expense		---		---

(LOSS) BEFORE INCOME TAXES		(3,121,669)		(1,814,659)

Income taxes		---		---
NET (LOSS)	$	(3,121,669)	$	(1,814,659)

Basic and diluted net (loss) per common share		$(0.05)		$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		65,525,288		62,429,586

ULURU Inc.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET DATA

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)

Cash and cash equivalents	$5,139,376	$7,567,588
Current assets	6,796,935	9,312,041
Property and equipment, net	1,791,380	1,828,040
Other assets	9,723,287	9,985,988
Total assets	18,311,602	21,126,069

Current liabilities	1,773,852	2,243,113
Long term liabilities – deferred revenue	1,331,875	1,356,526
Total liabilities	3,105,727	3,599,639
Total stockholders’ equity	15,205,875	17,526,430